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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                                  March 8, 2000
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                Date of Report (Date of earliest event reported)


                                  ASPEON, INC.
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             (Exact name of registrant as specified in its charter)



             Delaware                     000-21477             52-1945748
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  (State or other jurisdiction of        (Commission         (I.R.S. Employer
          incorporation)                 File Number)       Identification No.)


                             17891 Cartwright Avenue
                                Irvine, CA 92614
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               (Address of principal executive offices) (Zip Code)


                                 (949) 440-8000
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              (Registrant's telephone number, including area code)

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ITEM 5.  OTHER

         On March 8, 2000 Aspeon, Inc. completed the closing of a private placement of securities with Marshall Capital Management, Inc., an affiliate of Credit Suisse First Boston, in which the Company sold an aggregate of 10,000 shares of Series A Convertible Exchangeable Preferred Stock (the "Preferred Stock"), a warrant to acquire 583,334 shares of common stock of the Company at an initial exercise price of $17.00 per share and a warrant to acquire 1,250,000 shares of Aspeon Solutions, Inc., a wholly-owned subsidiary of the Company, at an exercise price of $5.00 per share for an aggregate purchase price of $10,000,000 pursuant to a Securities Purchase Agreement dated March 7 by and among the Company, Aspeon Solutions, Inc. and the Purchaser. The preferred stock and warrants were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

         Dividends on the Preferred Stock accrue at an annual rate of 6%, are cumulative and shall be payable on the first day of each calendar quarter commencing on April 1, 2000. The Company is obligated to redeem the Preferred Stock on the second anniversary of the closing date. The Preferred Stock is convertible into Common Stock of the Company at any time at a conversion price of $16.00 per share, subject to certain adjustments. In addition, the Company and Aspeon Solutions, Inc. have granted the Purchaser certain registration rights related to the shares of Common Stock issuable upon conversion of the Preferred Stock and Common Stock issuable upon exercise of the warrants pursuant to a Registration Rights Agreement dated March 7, by and among, the Company, Aspeon Solutions, Inc. and the Purchaser. In addition, under certain circumstances, the Preferred Stock is convertible into shares of preferred stock of Aspeon Solutions, Inc. having rights, preferences and privileges substantially equivalent to the Preferred Stock. The closing price of the Company's common stock on the date of issuance was $26.25.

         The Company's press release announcing the sale of the preferred stock and warrants as well as the Securities Purchase Agreement, dated March 8, 2000 ,by and among the Company and Marshall Capital Management, Inc., the Certificate of Designation for the Series A convertible Exchangeable Preferred Stock, the Registration Rights Agreement and the Warrants are filed as exhibits to this Current Report on Form 8-K. This summary description of the transaction is qualified in its entirety by reference to the documents filed as exhibits hereto.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      EXHIBITS.
                  3.1 Certificate of Designation, Preferences, and Rights of Series A Convertible Exchangeable Preferred Stock of Aspeon, Inc.
                  10.1 Warrant Agreement between Aspeon, Inc. and Marshall Capital Management, Inc.
                  10.2 Warrant Agreement between Aspeon Solutions, Inc. and Marshall Capital Management, Inc.
                  10.3  Registration Rights Agreement, dated as of
                  March 7, 2000, by and among the Company, Aspeon Solutions, Inc. and Marshall Capital Management, Inc.


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                  10.4  Securities  Purchase  Agreement  dated as of March 7,
                  2000, by and among the Company, Aspeon Solutions, Inc. and Marshall Capital Management, Inc.
                  99.1 Press Release dated March 9, 2000


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  ASPEON, INC.


Dated:    March 8, 2000    By: /s/    Horace Hertz
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                                      Horace Hertz
                                      Chief Financial Officer


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